                                                                   Exhibit 10.39

                                 UNITED STATES
                                 -------------
                           REVENUE SHARING AGREEMENT
                           -------------------------

THIS AGREEMENT (the "AGREEMENT") is made the 20th day of November, 1998.

BETWEEN:

(1)  *

(2) VIDEO UPDATE INC. whose principal place of business is at 3100 World Trade Center, 30 East 7th Street, St. Paul, Minnesota, 55101 (hereinafter referred to as "VIDEO UPDATE," which shall be deemed to include its permitted assigns).

WHEREAS:

(A) Video Update owns and operates retail stores throughout the United States and Canada which, among other things, rent, sell and market pre-recorded videocassette tapes to the general public; and

(B) * acquires, produces, markets and sells motion pictures on pre-recorded videocassette tapes; and

(C) Video Update is willing to purchase on a per Store (the terms initially capitalized in this Agreement and not otherwise defined herein shall have the respective meanings set forth in Paragraph 19 of this Agreement) basis a specified number of videocassette copies of each Picture; and

(D) Video Update is willing to provide various marketing, advertising and promotional services and activities in support of the Pictures; and

(E) Video Update is willing to report electronically on an ongoing basis information as to the rental and sales of Pictures.

NOW THEREFORE, based on the above premises and in consideration of the mutual covenants and agreements contained herein, the parties agree as follows:

1.  AGREEMENT TERM:
    ---------------

     The term of this Agreement shall be for * (the "TERM"), commencing as of the date of this Agreement. Each year of the Term, as measured from the date of this Agreement, is a "CONTRACT YEAR."


*Confidential material omitted and separately filed with the Commission under an application for confidential treatment.

Video Update U.S. Revenue Sharing Agreement
Page 2

2.  TERRITORY:
    ----------

     The territory for purposes of this Agreement with respect to each Picture shall be the United States and its territories and possessions (the "TERRITORY").

3.  VIDEO UPDATE COMMITMENTS:
    -------------------------

     Beginning as of the date of this Agreement, Video Update agrees as follows:

     a.  Purchasing:  The following purchasing requirements shall apply to all
         ----------
     Stores for the duration of the Term:

         (1)  *

         (2)  *

         (3)  *

         (4)  *

              (a)  *

              (b)  *

              (c)  *

     b.  Missing Copies:  For all Copies in excess of * of the total number of
         --------------
     aggregate copies shipped on a Rental Picture per Rental Picture basis, which are lost, stolen or otherwise not reasonably accounted for, for more than thirty (30) calendar days during the period commencing upon delivery to Video Update's distribution center and ending on the last day of the relevant Revenue Sharing Period (each, a "MISSING COPY"), Video Update shall pay to * * standard distribution wholesale price only less the relevant Upfront Price.

     c.  Payment:  *
         -------

     d.  Remedy:  The parties acknowledge and agree that if Video Update fails
         ------
     to order the number of Copies required under this Paragraph 3, Video Update shall pay to * as liquidated damages, an amount equal to * for each Copy which Video Update failed to order. The parties hereto expressly agree and acknowledge that actual damages for purposes of this Subparagraph would be difficult to ascertain and that the amount set forth above represents the parties' reasonable estimate of such damages.


*Confidential material omitted and separately filed with the Commission under an application for confidential treatment.

Video Update U.S. Revenue Sharing Agreement
Page 3

     e.  Placement:  Video Update shall exercise good faith commercially
         ---------
     reasonable efforts to maximize Rental Revenue on the Pictures. At all times during the entire Revenue Sharing Period, Video Update shall display for rental at each Store all of the Copies of the Picture purchased for such Store, which are not currently being rented, in the "New Releases" rental section of such Store (or another comparably prominent section of such Store which has been pre-approved by *).

     f.  Sell-Off:  * All sell-off copies will be prominently labeled as
         --------
     "Previously Viewed Rental Product."

     g.  Packing and Shipping:  Video Update will be solely responsible for
         --------------------
     making the Copies ready for consumer rental and for shipping the Copies from its distribution center to its Stores.

     h.  Delivery:  As between * and Video Update, title in and to the Copies
         --------
     and risk of loss shall pass from * to Video Update upon delivery of the Copies to Video Update's distribution center in accordance with Paragraph 5.b.

     i.  Defective Copies:  The purchase requirements set forth in this
         ----------------
     Paragraph 3 shall not be subject to any returns by Video Update. * will exchange defective Copies for a working Copy of the same title. Defective Copies shall mean those videocassettes which are mechanically defective, mispackaged or contain extraneous material. Video Update shall report defective Copies to * promptly following discovery of such defect.

     j.  Store Count:  Video Update will report to * on a calendar month basis
         -----------
     the number of currently operation Stores, New Stores and newly closed
     Stores.

     k.  Demographic Information:  Video Update will provide to *, on an ongoing
         -----------------------
     basis, information regarding the demographic make-up generally of those customers renting the Copies.

     l.  Credit:  Video Update agrees that on or before the execution of this
         ------
     Agreement, Video Update will execute the Security Deposit attached as Exhibit B and incorporated by this reference and provide * with a check in the amount of * ("SECURITY DEPOSIT"). If Video Update fails to do so, * may immediately withdraw its offer to enter into this Agreement. Said Security Deposit shall secure payment of Video Update's obligations hereunder and under any other prior, concurrent or subsequent agreement between the parties, including, but not limited to, the * between the parties executed ____________________.] * shall only draw down on the Security Deposit required hereunder in the event Video Update fails to timely pay one or more monetary obligations secured by the Security Deposit. In the event of one or more partial draws on such Security Deposit, Video Update agrees to restore it to the full amount of * within fifteen (15) days after the partial draw(s). Failure to restore to the full amount within fifteen (15) days shall constitute a

*Confidential material omitted and separately filed with the Commission under an application for confidential treatment.

Video Update U.S. Revenue Sharing Agreement
Page 4

     material breach of this Agreement upon which * shall be entitled to terminate immediately.

4.   PRODUCT TO BE MADE AVAILABLE:
     -----------------------------

     a. * shall have the right, in its sole and absolute discretion, to determine what titles shall be made available as Pictures. * shall also have the right in its sole and absolute discretion, to determine the release schedule of Pictures, including, but not limited to the Prebook Dates and Street Dates, and to change such schedules.

     b. * shall have the right to withdraw any Picture from further distribution under this Agreement in its sole and absolute discretion. In such event, * shall give Video Update written notice of such withdrawal, and Video Update shall not sell or rent any Copies of the withdrawn Picture after its receipt of such notice.

5.   *COMMITMENTS:
     -------------

     a.  Marketing Support:  In lieu of specific marketing support programs such
         -----------------
     as rebate, co-op, and MDF programs, and as payment and in consideration for the various other services and activities which Video Update has agreed to perform hereunder for the benefit of *, such as marketing, sales and rental reporting functions:

          (1) * agrees to credit, on a quarterly basis, Video Update with marketing support funds ("MARKETING SUPPORT FUNDS") in the amount of * of the Purchase Price of the Copies purchased by Video Update provided Video Update has complied with the purchasing requirements set forth in Paragraph 3 above. Video Update will use * of such Marketing Support Funds solely to advertise in measured media one or more of the Pictures released within the relevant quarter or within the sixty (60) days prior to said quarter.

          (2) Marketing Support Funds will accrue on a quarterly basis and will be credited to Video Update upon submission of proof of the advertising spend. With respect to said Marketing Funds, Video Update agrees to consult with * and to keep * apprised of its advertising plans and activities and to comply with * then-current marketing support policies and practices, which policies and practices shall be no more restrictive than any of * policies and practice as applied to other rental retailers. Video Update shall be bound by changes in * marketing support policies and practices only to the extent * has given Video Update reasonable prior written notice of such changes. * shall have the right to approve such advertising plans, and Video Update shall provide a meaningful and timely opportunity for said approval by *. * shall exercise approval rights in a timely and reasonable manner.

          (3) Marketing Support Funds must be spent within ninety (90) calendar days of accrual, except as otherwise agreed in writing by *. Any Marketing

*Confidential material omitted and separately filed with the Commission under an application for confidential treatment.

Video Update U.S. Revenue Sharing Agreement
Page 5

          Support Funds not spent within ninety (90) calendar days and claimed by within one hundred eighty (180) calendar days of accrual and shall be deemed waived and credited back to *. Marketing Support Funds shall not be used to advertise, promote or otherwise market product not distributed by *. Video Update shall provide evidence of its compliance with this Paragraph 5.a as requested by *.

          (4) Should Video Update fail to comply in good faith with the approval rights of * or fail to keep * reasonably apprised of its marketing plans and activities, * shall be entitled to give written notice to Video Update of such failure. If Video Update fails to remedy such failure to * reasonable satisfaction within fifteen (15) calendar days following receipt of such notice, * shall have the right to terminate Video Update's right to the Marketing Support Funds for six (6) months.

     b.   Shipping:  * will deliver the Copies at * expense to one (1) primary
          --------
     distribution center in the United States. * shall credit Video Update with an amount determined by *, in * sole discretion, to help defray the cost of picking, packing and shipping to Stores.

6.   ELECTRONIC REPORTING:
     ---------------------

     a. At no cost or expense to *, Video Update will provide to *, electronically, daily access to complete and accurate information (along with weekly summaries, in such reasonable form as may be specified by * from time to time) as to Video Update's sale and rental of the Pictures, including, but not limited to, daily rental turn data, daily inventory and daily Rental Revenue on a Picture by Picture, Store by Store, Copy by Copy basis. Video Update shall collect and maintain a computer database of performance information on a per Picture, per Copy and per Store basis recording Rental Transactions and Rental Revenue. In addition, * shall have the unlimited right to use and equal access to, the database of performance information of each of the Pictures and Video Update shall provide a copy of such database * on request and without cost to *. Video Update shall allow * access to all data, reports, and information Retailers may generate from time to time with respect to the Pictures and shall submit to * such other data, reports, and information with respect to the Pictures as Video Update is reasonably able to produce and which * may inform Video Update that it requires from time to time. * shall have no right of access to and Video Update shall not provide electronic reporting and data base information relating to any product not distributed by * or any specific individual customer information.

     b. Video Update represents, warrants and agrees that during the Term and continuing until the expiration of the respective Revenue Sharing Periods of Pictures sold prior to the expiration or termination of the Term, Video Update shall have implemented and maintain in good working condition a computer system, including any and all necessary hardware and software, capable of accurately and timely

*Confidential material omitted and separately filed with the Commission under an application for confidential treatment.

Video Update U.S. Revenue Sharing Agreement
Page 6

     fulfilling the electronic reporting requirements set forth in this Paragraph 6. To that end, Video Update may as necessary, at its sole cost and expense, enter into a software licensing and support services agreement with Supercomm Inc., Rentrak Corporation or such other supplier of revenue sharing software systems and support services as * shall approve in its sole and absolute discretion. Video Update acknowledges and agrees that * shall have no liability to Video Update as a consequence of any damage or injury caused by, relating to, or arising from Video Update's use of the Supercomm system, the Rentrak system or any other approved revenue sharing software system.

     c. Video Update shall enter each Copy into its computer system either prior to the relevant Street Date or within twenty four (24) hours of delivery, whichever is later and process through said computer system all Rental Transactions of all Copies. In the event that said computer system shall be nonfunctional for any period of time, all Rental Transactions occurring during such period shall be manually one hundred percent (100%) captured and processed through said system as soon as practicable after it is again functional.

     d. In the event that said computer system shall become nonfunctional (i.e. unable to contemporaneously provide all the data processing and reporting functions described in this Paragraph 6), Video Update shall use its best efforts to make such system fully functional as soon as possible.

7.   REVIEW:
     -------

     Within thirty (30) calendar days following the end of each Contract Year, the parties shall meet and in good faith review the terms of this Agreement. Should no agreement be reached between the parties with respect to adjusting or amending the terms of the Agreement, the then current terms of the Agreement shall remain in full force and effect.

8.   *

9.   TERMINATION:
     ------------

     a. The following transactions or occurrences shall constitute material events of default (each an "EVENT OF DEFAULT") by the applicable party (the "DEFAULTING PARTY") hereunder such that, in addition to and without prejudice to or limiting any other rights and remedies available to the non-defaulting party at law or in equity the non-defaulting party may elect to immediately and prospectively terminate this Agreement and the * between the parties dated _______________, 1998 at the sole discretion of the non-defaulting party by giving written notice thereof to the other party at any time after the occurrence of an Event of Default setting forth sufficient facts to establish the existence of such Event of Default:

          (1) A material breach by a party of any material covenant, material warranty, or material representation contained herein, where such defaulting

*Confidential material omitted and separately filed with the Commission under an application for confidential treatment.

Video Update U.S. Revenue Sharing Agreement
Page 7

          party fails to cure such breach within thirty (30) calendar days after receipt of written notice thereof, or within such specific cure period as is expressly provided for elsewhere in this Agreement; or

          (2) A party makes an attempt to make any arrangement for the benefit of creditors, or a voluntary or involuntary bankruptcy, insolvency or assignment for the benefit of creditors of a party or in the event any action or proceeding is instituted relating to any of the foregoing and the same is not dismissed within thirty (30) calendar days after such institution; or

          (3) A failure by either party to make payment of any monies payable pursuant to this Agreement as and when due.

     b. Except as otherwise provided herein, no termination of this Agreement for any reason shall relieve or discharge any party hereto from any duty, obligation, or liability hereunder which was accrued as of the date of such termination.

10.  PUBLIC DISCLOSURE AND CONFIDENTIALITY:
     --------------------------------------

     a.  Public Disclosure:  Each party agrees that no press release or public
         -----------------
     announcement relating to the terms of this Agreement (including within the context of a trade press or other interview or advertisement in any media) shall be issued without the express prior written approval of the other party hereto.

     b.  Confidential Information:  During the Term and for a period of three
         ------------------------
     (3) years thereafter, Video Update and * shall hold, and shall cause each of their directors, officers, employees and agents to hold in confidence the terms of this Agreement (including the financial terms and provisions hereof and all information received pursuant to, or developed in accordance with, this Agreement) specifically including but not limited to the database referred to in Paragraph 6 above. Video Update and * hereby acknowledge and agree that all information contained in, relating to or furnished pursuant to this Agreement, not otherwise known to the public, is confidential and proprietary and is not to be disclosed to third parties without the prior written consent of both Video Update and *. Neither Video Update nor * shall disclose such information to any third party (other than to officers, directors, employees, attorneys, accountants and agents of Video Update and * the affiliates of either, who have a business reason to know or have access to such information, and only after each of whom agrees to being bound by this paragraph) except:

          (1) To the extent necessary to comply with any Law or the valid order of a governmental agency or court of competent jurisdiction or as part of its normal reporting or review procedure to regulatory agencies or as required by the rules of any major stock exchange on which either party's stock may be listed; provided however, that the party making such disclosure shall seek, and use reasonable efforts to obtain, confidential treatment of said

*Confidential material omitted and separately filed with the Commission under an application for confidential treatment.

Video Update U.S. Revenue Sharing Agreement
Page 8

          information and shall promptly, to the greatest extent practicable, notify the other party in advance of such disclosure;

          (2) As part of the normal reporting or review procedure by its parent company, its auditors and its attorneys;

          (3) To the extent necessary to obtain appropriate insurance, to its insurance agent or carrier, that such agent or carrier agrees to the confidential treatment of such information; and

          (4) To actual or potential successors in interest, provided however, that such person or entity shall have first agreed in writing to the confidential treatment of such information.

11.  NO RIGHT TO USE NAMES:
     ----------------------

     Neither Video Update nor Stores shall acquire any right to use, nor shall the same use any copyrights, trademarks, characters or designs owned or controlled by * or any of its affiliates, including without limitation, * alone or in conjunction with other words or names, in any advertising, publicity or promotion, either express or implied, without * prior consent in each case, and in no case shall any Video Update or Store advertising, publicity, or promotion, express or imply any endorsement of the same.

12.  ASSIGNMENT:
     -----------

     This Agreement and the rights and licenses granted hereunder are personal and neither party shall have the right to sell, assign, transfer, mortgage, pledge nor hypothecate (each an "ASSIGNMENT") any such rights or licenses in whole or in part without the prior written consent of the non-assigning party, nor will any of said rights or licenses be assigned or transferred to any third party by operation of law, including, without limitation, by merger or consolidation or otherwise; provided, however that an Assignment pursuant to or resulting from a sale of all or substantially all of the assets or all or a majority of the equity of Video Update to any Person or Persons or any other form of business combination, such that the Video Update business as currently existing remains substantially intact, including, without limitation, a sale to the public, shall not require such consent so long as such Assignment is not to a motion picture studio. Provided, further, that any Assignment by either party to an affiliate of said party shall also not require consent. In the event that Video Update or * assigns its rights or interest in or to this Agreement in whole or in part, the assigning party will nevertheless continue to remain fully and primarily responsible and liable to the other party for prompt, full, complete and faithful performance of all terms and conditions of this Agreement.

13.  AUDIT RIGHTS:
     -------------

     a. During the Term and continuing until the date one (1) year following the date of expiration of earlier termination of this Agreement, * may, audit the financial


*Confidential material omitted and separately filed with the Commission under an application for confidential treatment.

Video Update U.S. Revenue Sharing Agreement
Page 9

     books, information systems and records of Video Update as reasonably necessary to verify Video Update's compliance with its obligations under this Agreement; provided, however, that (a) such audit shall be at the sole cost and expense of * (unless such audit reveals that payments due to * for any twelve (12) month period were understated by more than five (5%), in which case, in addition to all other rights which * may have, Video Update shall promptly reimburse * to the extent of its reasonable out-of-pocket costs of such audit,) (b) * may not audit more than twice per year (and no such audit shall continue for more than thirty (30) calendar days from the date the auditors are given access to the applicable records), and (c) any such audit shall be conducted only during regular business hours and in such a manner as not unreasonably to interfere with the normal business activities of Video Update. Video Update shall keep and maintain complete and accurate books of account and records in connection with its obligations under this Agreement at its principal place of business until the date thirty-nine (39) months following the date of rendering of the initial statement reflecting such records unless a legal action with regard thereto is commenced during such period.

     b. During the Term and continuing until the date one (1) year following the date of expiration or earlier termination of this Agreement, * (and its agents or representatives) may inspect, examine, audit, and make copies of the books, records, invoices, and store premises of Stores. * rights hereunder shall also include the right to inspect and examine the premises and inventory of Copies of Stores, warehouses, transfer or storage facilities, and any other locations under Video Update's operation or control. Video Update and Store employees shall cooperate with * exercise of its rights hereunder and provide * such assistance as * shall reasonably request to enable * to verify Video Update's compliance with the terms of this Agreement. Any such audit shall be conducted only during regular business hours and in such a manner as not unreasonably to interfere with the normal business activities of Store.

14.  * REPRESENTATIONS AND WARRANTIES:
     ---------------------------------

     * represents and warrants that:

     a. It is a corporation organized and existing under the laws of the *, with its principal place of business in the *;

     b. The undersigned has the full right, power and authority to sign this Agreement on behalf of *;

     c. The execution, delivery and performance of this Agreement does not and will not, violate any provisions of * articles or certificates of incorporation and bylaws, or any contract or other agreement to which * a party.

     d. There is no broker, finder or intermediary involved in connection with the negotiations and discussions incident to the execution of this Agreement, and no broker, finder, agent or intermediary who might be entitled to a fee, commission or

*Confidential material omitted and separately filed with the Commission under an application for confidential treatment.

Video Update U.S. Revenue Sharing Agreement
Page 10

     any other payment upon the consummation of the transactions contemplated by this Agreement;

     e. This Agreement has been duly executed and delivered and constitutes the legal, valid and binding obligation of * enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereinafter in effect, affecting the enforcement of creditors' rights in general and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law;

15.  VIDEO UPDATE'S REPRESENTATIONS AND WARRANTIES:
     ----------------------------------------------

     Video Update represents and warrants that:

     a. It is a corporation organized and existing under the laws of the State of Delaware with its principal place of business in the State of Minnesota;

     b. The undersigned has the full right, power and authority to sign this Agreement on behalf of Video Update;

     c. There is no broker, finder or intermediary involved in connection with the negotiations and discussions incident to the execution of this Agreement, and no broker, finder, agent or intermediary who might be entitled to a fee, commission or any other payment upon the consummation of the transactions contemplated by this Agreement;

     d. This Agreement has been duly executed and delivered and constitutes the legal, valid and binding obligation of Video Update enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereinafter in effect, affecting the enforcement of creditors' rights in general and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law;

     e. The execution, delivery and performance of this Agreement does not, and will not, violate any provisions of Video Update's articles or certificates of incorporation and bylaws, or any contract or other agreement to which Video Update is a party;

16.  FORCE MAJEURE:
     --------------

     The duties and obligations of the parties hereunder may be suspended upon the occurrence and continuation of any "Event of Force Majeure" which inhibits or prevents performance hereunder, and for a reasonable start-up period thereafter. An "Event of Force Majeure" shall mean any act, cause, contingency or circumstance beyond the reasonable

*Confidential material omitted and separately filed with the Commission under an application for confidential treatment.

Video Update U.S. Revenue Sharing Agreement
Page 11

control of such party (whether or not reasonably foreseeable), including, without limitation, to the extent beyond the reasonable control of such party, any governmental action, nationalization, expropriation, confiscation, seizure, allocation, embargo, prohibition of import or export of goods or products, regulation, order or restriction (whether foreign, federal or state), war (whether or not declared), civil commotion, disobedience or unrest, insurrection, public strike, riot or revolution, lack or shortage of, or inability to obtain, any labor, machinery, materials, fuel, supplies or equipment from normal sources of supply, strike, work stoppage or slowdown, lockout or other labor dispute, fire, flood, earthquake, drought or other natural calamity, weather or damage or destruction to plants and/or equipment, commandeering of vessels or other carriers resulting from acts of God, or any other accident, condition, cause, contingency or circumstances including (without limitation, acts of God) within or without the United States. Neither party shall, in any manner whatsoever, be liable or otherwise responsible for any delay or default in, or failure of, performance resulting from or arising out of or in connection with any Event of Force Majeure and no such delay, default in, or failure of, performance shall constitute a breach by either party hereunder. As soon as reasonably possible following the occurrence of an Event of Force Majeure, the affected party shall notify the other party, in writing, as to the date and nature of such Event of Force Majeure and the effects of same. If any Event of Force Majeure shall prevent the performance of a material obligation of either party hereunder, and if the same shall have continued for a period of longer than 180 days, then either party hereto shall have the right to terminate this Agreement by written notice to the other party hereto.

17.  INDEMNIFICATION:
     ----------------

     Each party (the "INDEMNIFYING PARTY") shall indemnify and hold the other party and its affiliates and their respective employees, officers, agents, attorneys, stockholders and directors, and their respective permitted successors, licensees and assigns (the "INDEMNIFIED PARTY(IES)") harmless from and against (and shall pay as incurred) any and all claims, proceedings, actions, damages, costs, expenses and other liabilities and losses (whether under a theory of strict liability, or otherwise) of whatsoever kind or nature ("CLAIM(S)") incurred by, or threatened, imposed or filed against, any Indemnified Party (including, without limitation, (a) actual and reasonable costs of defense, which shall include without limitation court costs and reasonable attorney and other reasonable expert and reasonable third party fees; and (b) to the extent permitted by Law, any fines, penalties and forfeitures) in connection with any proceedings against an Indemnified Party caused by any breach (or, with respect to third party claims only, alleged breach) by the Indemnifying Party of any representation, term, warranty, or agreement hereunder. Neither party shall settle, compromise or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened Claim in respect of which the Indemnified Party is entitled to indemnification hereunder (whether or not the Indemnified Party is a party thereto), without the prior written consent of the other party hereto; provided, however, that the Indemnifying Party shall be entitled to settle any claim without the written consent of the Indemnified Party so long as such settlement only involves the payment of money by the Indemnifying Party and in no way affects any rights of the Indemnified Party.


*Confidential material omitted and separately filed with the Commission under an application for confidential treatment.

Video Update U.S. Revenue Sharing Agreement
Page 12

18.  REMEDIES:
     ---------

     No remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy which is otherwise available at law, in equity, by statute or otherwise, and except as otherwise expressly provided for herein, each and every other remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law, in equity, by statute or otherwise and no provision hereof shall be construed so as to limit any party's available remedies in the event of a breach by the other party hereto. The election of any one or more of such remedies by any of the parties hereto shall not constitute a waiver by such party of the right to pursue any other available remedies.

19.  DEFINITIONS:
     ------------

     a. "Copy" or "Copies" shall mean VHS videocassette units. Other formats, including laserdisc and DVD are not included under this Agreement.

     b. "Escalator" shall mean the annual percent increase or decrease, if any, in * weighted average standard rental distribution wholesale price but in no event shall it exceed *.

     c.  *

     d. "Home Video" shall mean the providing of motion pictures and other programming to members of the general public by means of the temporary or permanent transfer of physical possession of a VHS videocassette for non-public viewing on a home television receiver.

     e. "Laws" shall mean all international, federal, national, state, provincial, municipal or other laws, ordinances, orders, statutes, rules or regulations.

     f. "New Store" shall mean a Store which Video Update first owns or operates after the commencement date of this Agreement.

     g. "Picture" shall mean any motion picture, including but not limited to live-action, animated or other medium, or any other programming for which * owns or controls Home Video Distribution Rights in the Territory or in the U.S. Territory, as applicable, and which * has determined to make generally available for sale at a "rental price" (as opposed to a "sell through price") as such terms are generally understood in the Home Video industry in Los Angeles, California.

     h.  *

     i. "Prebook Date" shall mean, with respect to any Picture, the date specified by * in its sole discretion, when * videocassette orders are due for all channels of distribution.

*Confidential material omitted and separately filed with the Commission under an application for confidential treatment.

Video Update U.S. Revenue Sharing Agreement
Page 13

     j. "Revenue Sharing Period" shall mean the period commencing on the Street Date of the relevant Picture and running through the one hundred eighty-second (182nd) day thereafter.

     k. "Store" shall mean any retail operation in the United States which, at any time during the Term of this Agreement, is wholly owned and/or operated by Video Update, whether or not such retail operation is operated under the "Video Update" trademarks, including non-traditional stores, such as by way of example, kiosks, carts, "stores within a store", "rack jobbing" operations, or vending machines.

     l. "Street Date" shall mean, with respect to an Picture, the first date on which, in the Territory, both: (i) such Picture is authorized by * for Home Video distribution, and (ii) Home Video copies of such Picture are actually available to the general public.

20.  MISCELLANEOUS:
     --------------

     a. This Agreement shall not constitute any partnership, joint venture or agency relationship between the parties hereto. The parties shall be considered independent contractors.

     b. This Agreement, together with the attached Exhibits, embodies the entire understanding of the parties with respect to the subject matter hereof and may not be altered, amended or otherwise modified except by an instrument in writing executed by both parties.

     c. The headings in this Agreement are for convenience of reference only and shall not have any substantive effect.

     d. All rights and remedies granted to the parties hereunder are cumulative and are in addition to any other rights or remedies that the parties may have at law or in equity.

     e. Should any non-material provision of this Agreement be held to be void, invalid, or inoperative, as a matter of law the remaining provisions hereof shall not be affected and shall continue in effect as though such unenforceable provision(s) have been deleted herefrom.

     f. Unless otherwise indicated, all dollar amounts referenced herein shall refer to and be paid in United States dollars.

     g. No waiver of any right under or breach of this Agreement shall be effective unless it is in writing and signed by the party to be charged.


*Confidential material omitted and separately filed with the Commission under an application for confidential treatment.

Video Update U.S. Revenue Sharing Agreement
Page 14

     h. This Agreement shall be governed by and construed in accordance with the internal Laws of the * applicable to Agreements entered into and wholly performed therein. Video Update hereby consents to and submits to the jurisdiction of the * and any action or suit under this Agreement may be brought in any federal or state court with appropriate jurisdiction over the subject matter established or sitting within the *.

     i. None of the provisions of this Agreement is intended for the benefit of or shall be enforceable by any third parties.

     j. This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same Agreement.

     k. All notices shall be in writing and either personally delivered, mailed first class mail (postage prepaid), sent by reputable overnight courier service (charges prepaid), or sent by transmittal by any electronic means whether now known or hereafter developed, including, but not limited to, telex, telecopier, or laser transmissions, able to be received by the party intended to receive notice, to the parties at the following addresses:

     If to Video Update:

     Video Update
     3100 World Trade Center
     30 East 7 1h Street
     St. Paul, Minnesota 55101
     Attention:  Dan Potter, CEO








*Confidential material omitted and separately filed with the Commission under an application for confidential treatment.

Video Update U.S. Revenue Sharing Agreement
Page 15

     If to *:

     *
     *
     *
     *
     *


     IN WHEREOF, the parties have executed this Agreement as of the date and year first above written.

*


*
----------------------------------------------

By:     *

Title:  *

VIDEO UPDATE, INC.

By: /s/ Daniel A. Potter
    -----------------------------------------

Title: CEO
      ---------------------------------------

                                   EXHIBIT A

                            VIDEO UPDATE BUY MATRIX
                      Copies per Rental Picture per Store

                                       *











*Confidential material omitted and separately filed with the Commission under an application for confidential treatment.

                                   EXHIBIT B
                                   ---------
*
*
*
                               SECURITY DEPOSIT
                               ----------------

Video Update, Inc. ("Customer") hereby delivers to * the attached check (describe check, bank) * for * to secure certain obligations and liabilities as set forth below ("Security Deposit").

Customer hereby pledges and grants to * a lien, charge and security interest in, all right title and interest of Customer in and to Security Deposit and all interest, dividends, cash and other property from time to time received, receivable or otherwise distributed with respect to the Security Deposit and all proceeds of the foregoing, to secure the prompt payment and performance in full when due of all obligations and liabilities of Customer now or hereafter existing to *.

* may apply the Security Deposit to such obligations and liabilities and exercise all other rights and remedies with respect thereto available to * under applicable law. The Security Deposit may not be allocated to invoices by Customer until the net balance due *, according to * records, is at or below the credit availability established with the Security Deposit.

The accounts payable will be issued as a credit to Customer's account. Interest will be paid at the thirty (30) day commercial rate as published in the Wall Street Journal on the date the accounts payable are credited to Customer's account until the account balance falls below the established credit availability without the Security Deposit or upon default by Customer in the prompt payment of its obligations and liabilities as set forth above. Interest will be issued as a credit to Customer's account with *. Interest will not be paid on the Security Deposit if Customer's balance, according to * records, falls below the credit availability without the Security Deposit in less than thirty (30) days from the date of deposit into * bank account.

                                   By:/s/ Daniel A. Potter, CEO
                                      -------------------------

                                   Video Update, Inc.
                                   ----------------------------
                                            Debtor

                                   Date 20--November--98
                                        -----------------------





* Confidential material omitted and separately filed with the Commission under an application for confidential treatment.